Registration No. 333-________
                                                      Filed January 19, 2005

                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               _________________

                                  FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                              _________________

                    Home Federal Bancorp, Inc. of Louisiana
_______________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)


                                United States
_______________________________________________________________________________
         (State or Other Jurisdiction of Incorporation or Organization)


                                 86-1127166
_______________________________________________________________________________
                      (I.R.S. Employer Identification No.)


624 Market Street
Shreveport, Louisiana                                             71101
_______________________________________________________________________________
(Address of Principal Executive Offices)                     (Zip Code)


         Home Federal Savings and Loan Association Employees' Savings
                            and Profit Sharing Plan
_______________________________________________________________________________
                             (Full Title of the Plan)



Daniel R. Herndon                          Copies to:
Chairman of the Board, President           Kevin M. Houlihan, Esq.
  and Chief Executive Officer              Eric M. Marion, Esq.
Home Federal Bancorp, Inc. of Louisiana    Elias, Matz, Tiernan & Herrick L.L.P.
624 Market Street                          734 15th Street, N.W.
Shreveport, Louisiana  71101               Washington, D.C. 20005
(318) 222-1145                             (202) 347-0300
_______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)


                CALCULATION OF REGISTRATION FEE
===============================================================================
   Title of
Each Class of       Amount          Proposed     Proposed Maximum    Amount of
  Securities        to be            Maximum         Aggregate     Registration
    to be        Registered       Offering Price  Offering Price        Fee
 Registered                       Per Share (1)

_______________________________________________________________________________

Common Stock,   36,000 shares (1)    $9.22           $331,920        $39.07
 par value $.01
 per share

===============================================================================
________________

(1) The 36,000 shares of Common Stock represent an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Home Federal Savings and Loan Association Employees' Savings and Profit Sharing Plan ("401(k) Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 401(k) Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the 401(k) Plan is equal to the book value per share as of December 31, 2004 based upon an assumed 3,558,958 shares being outstanding and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                   __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act and 17 C.F.R. Section 230.462.













                                     2

                                  PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual
               Information.*

________________

*    Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act and the "Note" to Part I on Form S-8.



















                                     3

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's prospectus and prospectus supplement (collectively, the "Prospectus"), dated November 12, 2004, filed pursuant to Rule 424(b) under the Securities Act (file No. 333-119026) with the Commission on November 22, 2004;

          (b) The Company Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the Commission on January 18, 2005;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on January 12, 2005 (File No. 000-51117); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.


                                     4

Item 6.        Indemnification of Directors and Officers.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal subsidiary holding companies as follows:

     (a) Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

     (i) Any amount for which such person becomes liable under a judgment in such action; and

     (ii) Reasonable costs and expenses, including reasonable attorneys fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this section only if:

     (i)  Final judgment on the merits is in his or her favor; or

     (ii) In case of:
          a.  Settlement,
          b.  Final judgement against him or her, or
          c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the
          action by a court.   Such notice, a copy thereof, and a
          certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c)  As used in this paragraph:

     (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                                     5

     (ii) "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

     (iv) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.


Item 7.        Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8
(numbering corresponds to Exhibit Table in Item 601 of Regulation
S-K):

     No.     Exhibit

      4.0    Common Stock Certificate*
     23.0    Consent of LaPorte, Sehrt, Romig & Hand
     24.0    Power of attorney for any subsequent amendments is
             located in the signature pages
_______________
*    Incorporated by reference from the Company's Registration
     Statement on Form 8-A (Commission File No. 000-51117) filed with the Commission on January 12, 2005, as amended.

     (b) The 401(k) Plan will be submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify, or continue the qualification of, the 401(k) Plan.

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes that it will:

     1. file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

                                     6

          (i)  include any prospectus required by Section
               10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) include any additional or changed material information on the plan of distribution;

     (2)  for determining liability under the Securities Act,
treat each post-effective amendment as a new registration
statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.                                         ---- ----

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                                     7

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shreveport, State of Louisiana, on this 18th day of January 2005.

                         Home Federal Bancorp, Inc. of Louisiana


                         By /s/ Daniel R. Herndon
                            _________________________________
                            Daniel R. Herndon
                            Chairman of the Board, President
                              and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Daniel R. Herndon his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Name                         Title                             Date
__________________________   ____________________________      ________________

/s/ Daniel R. Herndon
__________________________
Daniel R. Herndon            Chairman of the Board,            January 18, 2005
                             President and Chief Executive
                             Officer

/s/ Walter T. Colquitt III
__________________________
Walter T. Colquitt III       Director                          January 18, 2005


/s/ David A. Herndon III
__________________________
David A. Herndon III         Director                          January 18, 2005


/s/ Scott D. Lawrence
__________________________
Scott D. Lawrence            Director                          January 18, 2005



Name                         Title                             Date
__________________________   ____________________________      ________________




/s/ Sidney D. York
__________________________
Sidney D. York               Director                          January 18, 2005


/s/ Clyde D. Patterson
__________________________
Clyde D. Patterson           Director and Executive Vice       January 18, 2005
                             President
                             (Principal Financial and
                             Accounting Officer)

/s/ Henry M. Hearne
__________________________
Henry M. Hearne              Director                          January 18, 2005


/s/ Woodus K. Humphrey
__________________________
Woodus K. Humphrey           Director                          January 18, 2005


/s/ Amos L. Wedgeworth Jr.
__________________________
Amos L. Wedgeworth Jr.       Director                          January 18, 2005



     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shreveport, State of Louisiana, on January 18, 2005.


                         HOME FEDERAL SAVINGS AND LOAN
                         ASSOCIATION EMPLOYEES' SAVINGS AND
                         PROFIT SHARING PLAN



                         By:  /s/ Daniel R. Herndon
                              _________________________________________
                              Daniel R. Herndon, on behalf of
                              Home Federal Savings and loan Association
                              as the Plan Administrator